Exhibit 99.1

UMB Financial Corporation                                                                                                                                       News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Rachael Crocker: 816.860.7775

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Record Earnings of $183 Million for the Full-Year 2017

KANSAS CITY, Mo. (Jan. 23, 2018) – UMB Financial Corporation (Nasdaq: UMBF), a financial holding company, announced income from continuing operations for the fourth quarter 2017 of $47.4 million or $0.95 per diluted share, compared to $48.9 million or $0.98 per diluted share in the third quarter 2017 (linked quarter) and $43.4 million or $0.87 per diluted share in the fourth quarter 2016. For the year ended December 31, 2017, income from continuing operations was $183.0 million or $3.67 per diluted share, an increase of 19.1 percent compared to $153.6 million or $3.12 per diluted share for the year ended December 31, 2016. Included in both the fourth quarter and year-to-date 2017 earnings is the impact of an additional $3.0 million of non-recurring tax expense resulting from the recently enacted Tax Cuts and Jobs Act. Results from continuing operations exclude the impact of the divestiture of Scout Investments, Inc., the company’s institutional investment management subsidiary, which was divested on November 17, 2017.

Net operating income from continuing operations, a non-GAAP financial measure which is reconciled to the nearest comparable GAAP measure later in this release, was $47.5 million or $0.95 per diluted share for the fourth quarter 2017, compared to $48.9 million or $0.98 per diluted share for the linked quarter and $44.0 million or $0.89 per diluted share for the fourth quarter 2016. These results represent a decrease of 2.9 percent on a linked-quarter basis and an increase of 8.0 percent compared to the fourth quarter 2016. For the year ended December 31, 2017, net operating income from continuing operations was $183.7 million or $3.69 per diluted share, compared to $158.3 million or $3.21 per diluted share for the year ended December 31, 2016.

(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2017	2017	2016
Income from continuing operations	$47,357	$48,872	$43,400
Income from discontinued operations-general operations (non-GAAP)	205	3,372	1,278
Income (loss) from discontinued operations-non-GAAP adjustments	64,399	(4,102)	(1,744)

Income (loss) from discontinued operations-total	64,604	(730)	(466)

Net income	111,961	48,142	42,934
Earnings per share from continuing operations (diluted)	0.95	0.98	0.87
Earnings per share from discontinued operations-general operations (non-GAAP) (diluted)	—	0.07	0.03
Earnings (losses) per share from discontinued operations-non-GAAP adjustments (diluted)	1.30	(0.08)	(0.03)

Earnings (losses) per share from discontinued operations (diluted)	1.30	(0.01)	—

Earnings per share (diluted)	2.25	0.97	0.87
GAAP - continuing operations
Return on average assets	0.91%	0.95%	0.87%
Return on average equity	8.72	9.17	8.67
Efficiency ratio	68.90	67.25	69.55
Non-GAAP - continuing operations
Operating return on average assets	0.91%	0.96%	0.88%
Operating return on average equity	8.75	9.18	8.79
Operating efficiency ratio	68.80	67.22	69.15

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2017	2016
Income from continuing operations	$182,976	$153,634
Income from discontinued operations-general operations (non-GAAP)	8,369	8,197
Income (loss) from discontinued operations-non-GAAP adjustments	55,760	(3,030)

Income from discontinued operations-total	64,129	5,167

Net income	247,105	158,801
Earnings per share from continuing operations (diluted)	3.67	3.12
Earnings per share from discontinued operations-general operations (non-GAAP) (diluted)	0.17	0.17
Earnings (losses) per share from discontinued operations-non-GAAP adjustments (diluted)	1.12	(0.07)

Earnings per share from discontinued operations (diluted)	1.29	0.10

Earnings per share (diluted)	4.96	3.22
GAAP - continuing operations
Return on average assets	0.90%	0.78%
Return on average equity	8.79	7.74
Efficiency ratio	68.56	71.50
Non-GAAP - continuing operations
Operating return on average assets	0.90%	0.81%
Operating return on average equity	8.83	7.98
Operating efficiency ratio	68.45	70.71

“Results for the fourth quarter 2017 were driven by loan growth, fueled by CRE and construction lending, strong credit metrics and continued growth in net interest margin,” said Mariner Kemper, chairman and chief executive officer. “For the full year, we earned a record $183.0 million, or $3.67 per diluted share, an increase of 19.1 percent compared to $153.6 million or $3.12 per diluted share in 2016. These results were driven by a 12.8 percent year-over-year increase in net interest income with continued favorable pricing and increased loan balances. In 2017, average loan balances increased 8.5 percent and stood at $10.8 billion.”

Discussion of results from continuing operations

Summary of revenue			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Net interest income	$146,346	$140,858	$131,456	$5,488	$14,890
Noninterest income:
Trust and securities processing	44,234	45,060	42,331	(826)	1,903
Trading and investment banking	5,015	4,453	5,040	562	(25)
Service charges on deposit accounts	21,364	21,510	20,949	(146)	415
Insurance fees and commissions	388	425	833	(37)	(445)
Brokerage fees	6,127	5,815	4,674	312	1,453
Bankcard fees	17,617	17,427	16,113	190	1,504
Gains on sales of securities available for sale, net	54	2,390	—	(2,336)	54
Equity earnings (losses) on alternative investments	285	(584)	504	869	(219)
Other	10,949	7,810	7,786	3,139	3,163

Total noninterest income	$106,033	$104,306	$98,230	$1,727	$7,803

Total Revenue	$252,379	$245,164	$229,686	$7,215	$22,693

Net interest margin	3.21%	3.16%	3.00%
Total noninterest income as a % of total revenue	42.0%	42.5%	42.8%

Net interest income

•	On a linked quarter basis, the increase in net interest income was driven by both a 2.1 percent increase in average earning assets and a five basis point improvement in net interest margin.

•	Earning asset yields improved four basis points from the linked quarter driven by improved loan yields of seven basis points to 4.40 percent, in part driven by favorable re-pricing and volume changes within the loan portfolio. The cost of interest-bearing liabilities remained flat at 55 basis points while the mix changed from a decrease in federal funds borrowings and an increase in interest-bearing deposits.

•	On a year-over-year basis, the increase in net interest income was driven by a 7.1 percent or $738.7 million increase in average loans as well as higher average loan yields, which increased 44 basis points from one year ago, primarily driven by higher interest rates and mix changes.

•	For the fourth quarter 2017, average earning assets stood at $19.3 billion, which is an increase of 4.2 percent over the fourth quarter 2016.

Noninterest income

•	Fourth quarter 2017 noninterest income increased $1.7 million, or 1.7 percent, on a linked quarter basis largely due to:

•	an increase of $3.1 million in other noninterest income primarily due to an increase in company-owned and bank-owned life insurance income;

•	a $0.9 million increase in equity earnings on alternative investments;

•	which were partially offset by a $2.3 million decrease in gains on sales of available-for-sale securities.

•	Noninterest income in the fourth quarter of 2017 improved $7.8 million, or 7.9 percent, compared to the same quarter in 2016 primarily driven by:

•	a $3.2 million increase in other noninterest income primarily due to increases in company-owned and bank-owned life insurance income.

•	a $1.0 million increase in wealth management revenue, a $0.5 million increase in fund servicing revenue, and a $0.5 million increase in corporate trust revenue all recorded in trust and securities processing;

•	a $1.5 million increase in bankcard fees primarily due to increased interchange income; and

•	an increase of $1.5 million in brokerage fee income primarily driven by higher 12b-1 income.

Noninterest expense

Summary of noninterest expense			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Salaries and employee benefits	$107,656	$99,749	$96,765	$7,907	$10,891
Occupancy, net	11,148	11,285	11,259	(137)	(111)
Equipment	18,690	17,880	17,530	810	1,160
Supplies and services	4,211	4,076	4,660	135	(449)
Marketing and business development	6,540	5,056	5,935	1,484	605
Processing fees	11,238	11,151	8,887	87	2,351
Legal and consulting	6,045	5,844	6,694	201	(649)
Bankcard	4,405	5,130	4,558	(725)	(153)
Amortization of other intangible assets	1,641	1,715	2,051	(74)	(410)
Regulatory fees	3,825	3,798	3,687	27	138
Other	7,160	6,137	5,821	1,023	1,339

Total noninterest expense	$182,559	$171,821	$167,847	$10,738	$14,712

•	GAAP noninterest expense for the fourth quarter of 2017 was $182.6 million and increased $10.7 million, or 6.2 percent from the linked quarter.

•	On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $182.3 million for the fourth quarter 2017, an increase of $10.5 million, or 6.1 percent, compared to the linked quarter, and an increase of $15.4 million, or 9.2 percent, compared to the fourth quarter 2016.

•	The linked quarter increase in operating noninterest expense was driven by:

•	a $7.8 million increase in salaries and employee benefits expense primarily driven by a $5.4 million increase in bonus and commission expense, and a $2.0 million increase in employee benefits partially due to increased incentive compensation and profit sharing expense from improved company performance;

•	an increase of $1.5 million in marketing and business development related to timing of multiple projects; and

•	a $1.0 million increase in other noninterest expense driven by a $1.0 million contribution made to the UMB Financial Corporation Charitable Foundation.

•	The year-over-year increase in operating noninterest expense of $15.4 million, or 9.2 percent, was primarily driven by:

•	an $11.1 million increase in salaries and benefits expense driven by a $4.2 million increase in bonus and commissions expense, an increase of $2.8 million in salary and wage expense, and an increase of $4.0 million in other employee benefits. These increases were primarily driven by improved company performance during 2017;

•	higher processing expenses related to investments for regulatory requirements, cyber security, and the ongoing modernization of the company’s core systems; and

•	increased charitable contributions and derivative expense, both recorded in other noninterest expense.

Full Year 2017 Financial Discussion

•	The 12.8 percent year-over-year increase in net interest income was driven by benefits from higher short-term interest rates, favorable pricing and increased loan balances. In 2017, average loan balances increased $850.8 million and average loan yields increased 38 basis points. Average interest-bearing liabilities increased $649.9 million, while cost of funds increased 24 basis points.

•	Full year noninterest income increased $21.1 million, or 5.2 percent, due to:

•	a $5.3 million increase in wealth management revenue, a $3.3 million increase in fund servicing revenue, and a $1.8 million increase in corporate trust revenue all recorded in trust and securities processing;

•	a $6.7 million increase in company-owned and bank-owned life insurance income recorded in other noninterest income;

•	a $5.4 million increase in brokerage fees, primarily driven by higher 12b-1 income;

•	a $5.0 million increase in credit card interchange income recorded in bankcard fees;

•	partially offset by a $4.3 million decrease in gains on sales of available-for-sale securities and a $3.8 million decrease in equity earnings on alternative investments.

•	Full year noninterest expense increased $38.4 million, or 5.8 percent, primarily due to increases in salary and employee benefit expense of $23.8 million due to improved company performance, processing fees of $6.3 million, and equipment expense of $5.7 million.

•	On a non-GAAP basis, operating noninterest expense, which excludes the impact of acquisition expenses and other items as reconciled later in this release, was $704.0 million for full-year 2017, an increase of $44.5 million, or 6.8 percent, compared to the full-year 2016.

Income Taxes

•	For the year ended December 31, 2017, the company’s effective tax rate remained flat at 22.6 percent as compared to the same period a year earlier.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The new legislation includes numerous changes to existing federal income tax laws and regulations, including a permanent reduction in the federal corporate income tax rate to 21 percent effective January 1, 2018. As a result of the Tax Cuts and Jobs Act, the company was required to revalue its deferred taxes.

Based on currently available information, the company recorded additional income tax expense of $3.0 million during the fourth quarter of 2017 resulting from the Tax Cuts and Jobs Act. The company’s revaluation of its deferred taxes may be subject to further refinement as additional information becomes available and further analysis is completed.

Balance Sheet

•	Average total assets for the fourth quarter 2017 were $20.7 billion, an increase of $410.5 million from the linked quarter, and up from $19.9 billion for the same period in 2016.

Summary of average loans and leases - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Commercial	$4,438,241	$4,539,302	$4,369,173	$(101,061)	$69,068
Asset-based loans	326,845	278,479	231,035	48,366	95,810
Factoring loans	212,123	173,876	110,866	38,247	101,257
Commercial credit card	172,193	174,892	150,630	(2,699)	21,563
Real estate - construction	835,715	782,898	674,367	52,817	161,348
Real estate - commercial	3,394,232	3,284,871	3,089,946	109,361	304,286
Real estate - residential	619,985	603,865	553,770	16,120	66,215
Real estate - HELOC	649,268	668,340	713,528	(19,072)	(64,260)
Consumer credit card	247,284	239,529	271,909	7,755	(24,625)
Consumer other	164,667	140,344	146,779	24,323	17,888
Leases	24,163	24,758	34,020	(595)	(9,857)

Total loans	$11,084,716	$10,911,154	$10,346,023	$173,562	$738,693

•	Average loans for the fourth quarter 2017, increased 1.6 percent, on a linked-quarter basis, and 7.1 percent, compared to fourth quarter 2016.

Summary of average securities - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Securities available for sale:
U.S. Treasury	$38,776	$47,216	$182,891	$(8,440)	$(144,115)
U.S. Agencies	14,753	22,743	248,329	(7,990)	(233,576)
Mortgage-backed	3,484,304	3,564,974	3,586,040	(80,670)	(101,736)
State and political subdivisions	2,555,462	2,536,281	2,362,178	19,181	193,284
Corporates	15,880	21,848	67,100	(5,968)	(51,220)

Total securities available for sale	6,109,175	6,193,062	6,446,538	(83,887)	(337,363)
Securities held to maturity:
State and political subdivisions	1,269,058	1,283,258	1,073,509	(14,200)	195,549
Trading securities	43,388	49,396	50,925	(6,008)	(7,537)
Other securities	63,543	64,294	66,567	(751)	(3,024)

Total securities	$7,485,164	$7,590,010	$7,637,539	$(104,846)	$(152,375)

•	The year-over-year growth in the company’s held to maturity securities portfolio is due to increased activity in private placement bonds, primarily used to refinance existing revenue bonds in the healthcare and education sectors.

•	Total securities available for sale decreased 1.4 percent on a linked-quarter basis and 5.2 percent compared to the fourth quarter 2016, driven by the ongoing reinvestment of cash flows from such securities to fund growth in the private placement bond and loan portfolios.

Summary of average deposits - QTD Average				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2017	2017	2016	LQ	PY
Deposits:
Noninterest-bearing demand	$6,180,293	$5,728,145	$6,193,787	$452,148	$(13,494)
Interest-bearing demand and savings	9,439,202	8,789,217	8,439,920	649,985	999,282
Time deposits	1,230,303	1,162,383	1,112,781	67,920	117,522

Total deposits	$16,849,798	$15,679,745	$15,746,488	$1,170,053	$1,103,310

Non-interest bearing deposits as % of total	36.68%	36.53%	39.33%

•	Average noninterest-bearing deposits were relatively unchanged compared to the fourth quarter of 2016, but increased 7.9 percent on a linked-quarter basis primarily driven by greater balances held by larger commercial and institutional customers.

•	Average interest-bearing deposits increased 7.2 percent on a linked-quarter basis and 11.7 percent as compared to the fourth quarter of 2016, primarily driven by the seasonal influx of public fund deposits and increased balances from institutional customers, respectively.

Capital

Capital information		UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2017	2017	2016
Total equity	$2,181,531	$2,101,543	$1,962,384
Book value per common share	43.72	42.15	39.51
Regulatory capital:
Common equity Tier 1 capital	$2,041,504	$1,893,842	$1,789,581
Tier 1 capital	2,041,504	1,893,842	1,789,581
Total capital	2,213,050	2,062,928	1,951,078
Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.95%	12.18%	11.80%
Tier 1 risk-based capital ratio	12.95	12.18	11.80
Total risk-based capital ratio	14.04	13.26	12.87
Tier 1 leverage ratio	9.94	9.43	9.09

•	At December 31, 2017, the company’s risk-based capital ratios presented in the foregoing table exceeded all of the “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality				UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2017	2017	2017	2017	2016
Net charge-offs - Commercial loans	$2,248	$8,961	$7,971	$5,283	$1,127
Net (recoveries) charge-offs - Real estate loans	(242)	238	(95)	125	3,373
Net charge-offs - Consumer credit card loans	1,612	1,635	2,079	1,815	1,692
Net charge-offs - Consumer other loans	167	74	71	103	63
Net charge-offs - Total loans	3,785	10,908	10,026	7,326	6,255
Net loan charge-offs as a % of total average loans	0.14%	0.40%	0.37%	0.28%	0.24%
Loans over 90 days past due	$3,091	$2,088	$2,657	$3,369	$3,365
Loans over 90 days past due as a % of total loans	0.03	0.02%	0.02%	0.03%	0.03%
Nonaccrual and restructured loans	$59,142	$54,231	$51,390	$56,594	$70,259
Nonaccrual and restructured loans as a % of total loans	0.52	0.49%	0.47%	0.53%	0.67%
Provision for loan losses	6,000	11,500	$14,500	$9,000	$7,500

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, increased $4.9 million from the linked quarter and decreased $11.1 million from the prior year period.

•	Net charge-offs decreased to $3.8 million or 0.14 percent of average loans, compared to $10.9 million, or 0.40 percent of average loans in the linked quarter, and $6.3 million, or 0.24 percent of average loans in the fourth quarter of 2016.

•	Provision for loan losses decreased $5.5 million from the elevated linked quarter levels driven by both lower net charge-offs and favorable migration within the loan portfolio.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.29 per share quarterly cash dividend, a 5.5 percent increase from previous levels. This cash dividend will be payable on April 2, 2018, to shareholders of record at the close of business on March 9, 2018.

Conference Call

The company plans to host a conference call to discuss its fourth quarter and full year 2017 earnings results on Wednesday, Jan. 24, 2018, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 4Q 2017 Conference Call

A replay of the conference call may be heard through Feb. 7, 2018, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10115494. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income, operating earnings per share—diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, net income from discontinued operations-general operations, and earnings per share from discontinued operations-general operations, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures—net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, net income from discontinued operations-general operations, and earnings per share from discontinued operations-general operations—and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for fair value adjustments, acquisition-and severance-related items, one-time marketing agent termination costs, and divestiture costs that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding the following: (i) fair value adjustments on contingent consideration for the acquisitions of Reams Asset Management Company (Reams), (ii) expenses related to acquisitions and divestitures, (iii) non-acquisition related severance expense, and (v) the cumulative tax impact of the previous adjustments. The company believes that the financial impact of excluding non-acquisition related severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described in clauses (i)-(v) above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described in clauses (i)-(iii) above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total revenue (calculated as tax equivalent net interest income, plus noninterest income, less gains on sales of securities available for sale, net).

Net income from discontinued operations-general operations for the relevant period is defined as GAAP income from discontinued operations, adjusted to reflect the impact of excluding non-GAAP adjustments (iii) and (v) above, and (iv) divestiture expenses related to Scout, (vii) the gain on sale of Scout, and (viii) expenses related to the buy-out and termination of certain marketing and referral agreements in Scout’s business. The company believes that the financial impact of excluding non-acquisition related severance expense will be immaterial in the near future. It is excluded from certain GAAP financial measures as it has an unusually large impact on the company’s financial statements.

Earnings per share from discontinued operations-general operations (diluted) is calculated as earnings per share from discontinued operations (diluted) as reported, adjusted to reflect, on a per share basis, the impact of excluding non-GAAP adjustment (iii)-(v), and (vii)-(viii) above for the relevant period.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about the timeframe or amount of expected proceeds from the closing of the sale of Scout. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2016, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo., offering complete banking services, payment solutions and asset servicing. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. A subsidiary of the holding company, UMB Fund Services, Inc., offers services to mutual funds and alternative-investment entities and registered investment advisors. For more information, visit UMB.com, UMB Financial.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2017	2016
	(unaudited)	(audited)
Assets
Loans	$11,280,513	$10,540,383
Allowance for loan losses	(100,604)	(91,649)

Net loans	11,179,909	10,448,734

Loans held for sale	1,460	5,279
Investment securities:
Available for sale	6,258,577	6,466,334
Held to maturity	1,261,014	1,115,932
Trading securities	54,055	39,536
Other securities	65,897	68,306

Total investment securities	7,639,543	7,690,108

Federal funds and resell agreements	191,601	324,327
Interest-bearing due from banks	1,351,760	715,823
Cash and due from banks	392,723	422,117
Premises and equipment, net	275,942	289,007
Accrued income	98,863	99,045
Goodwill	180,867	180,867
Other intangibles, net	20,257	26,630
Other assets	438,658	425,205
Discontinued assets – goodwill and other intangibles, net	—	55,390

Total assets	$21,771,583	$20,682,532

Liabilities
Deposits:
Noninterest-bearing demand	$6,839,171	$6,654,584
Interest-bearing demand and savings	9,903,565	8,780,309
Time deposits under $250,000	547,990	613,589
Time deposits of $250,000 or more	732,274	522,132

Total deposits	18,023,000	16,570,614

Federal funds and repurchase agreements	1,260,704	1,856,937
Long-term debt	79,281	76,772
Accrued expenses and taxes	191,464	172,967
Other liabilities	35,603	42,858

Total liabilities	19,590,052	18,720,148

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,046,095	1,033,419
Retained earnings	1,338,110	1,142,887
Accumulated other comprehensive loss, net	(45,525)	(57,542)
Treasury stock	(212,206)	(211,437)

Total shareholders’ equity	2,181,531	1,962,384

Total liabilities and shareholders’ equity	$21,771,583	$20,682,532

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest Income
Loans	$122,885	$102,961	$461,301	$386,274
Securities:
Taxable interest	17,774	18,339	73,125	73,560
Tax-exempt interest	19,047	16,139	73,419	57,516

Total securities income	36,821	34,478	146,544	131,076
Federal funds and resell agreements	1,062	769	3,700	2,708
Interest-bearing due from banks	1,987	569	3,871	2,341
Trading securities	361	233	1,496	632

Total interest income	163,116	139,010	616,912	523,031

Interest Expense
Deposits	12,372	5,119	36,354	17,936
Federal funds and repurchase agreements	3,632	1,774	17,906	6,524
Other	766	661	3,739	3,248

Total interest expense	16,770	7,554	57,999	27,708

Net interest income	146,346	131,456	558,913	495,323
Provision for loan losses	6,000	7,500	41,000	32,500

Net interest income after provision for loan losses	140,346	123,956	517,913	462,823

Noninterest Income
Trust and securities processing	44,234	42,331	176,646	166,315
Trading and investment banking	5,015	5,040	23,183	21,422
Service charges on deposits	21,364	20,949	87,680	86,662
Insurance fees and commissions	388	833	1,972	4,188
Brokerage fees	6,127	4,674	23,208	17,833
Bankcard fees	17,617	16,113	73,030	68,749
Gains on sale of securities available for sale, net	54	—	4,192	8,509
Equity earnings (losses) on alternative investments	285	504	(1,108)	2,695
Other	10,949	7,786	34,759	26,138

Total noninterest income	106,033	98,230	423,562	402,511

Noninterest Expense
Salaries and employee benefits	107,656	96,765	413,830	390,059
Occupancy, net	11,148	11,259	44,462	44,255
Equipment	18,690	17,530	72,008	66,337
Supplies, postage and telephone	4,211	4,660	17,173	18,535
Marketing and business development	6,540	5,935	21,469	21,208
Processing fees	11,238	8,887	42,331	36,005
Legal and consulting	6,045	6,694	23,406	20,801
Bankcard	4,405	4,558	19,471	20,757
Amortization of other intangibles	1,641	2,051	7,326	8,695
Regulatory fees	3,825	3,687	15,527	14,178
Other	7,160	5,821	28,126	25,915

Total noninterest expense	182,559	167,847	705,129	666,745
Income before income taxes	63,820	54,339	236,346	198,589
Income tax provision	16,463	10,939	53,370	44,955

Income from continuing operations	$47,357	$43,400	$182,976	$153,634
Discontinued operations
Income (loss) from discontinued operations before income taxes	101,948	(377)	101,226	8,415
Income tax expense	37,344	89	37,097	3,248

Income (loss) on discontinued operations	64,604	(466)	64,129	5,167

Net income	$111,961	$42,934	$247,105	$158,801

Per Share Data
Basic:
Income from continuing operations	$0.96	$0.89	$3.72	$3.15
Income (loss) from discontinued operations	1.31	(0.01)	1.30	0.10

Net income - basic	2.27	0.88	5.02	3.25
Diluted:
Income from continuing operations	0.95	0.87	3.67	3.12
Income from discontinued operations	1.30	—	1.29	0.10

Net income – diluted	2.25	0.87	4.96	3.22
Dividends	0.275	0.255	1.040	0.990
Weighted average shares outstanding	49,229,693	48,935,216	49,223,661	48,828,313
Weighted average shares outstanding – diluted	49,840,529	49,616,121	49,839,290	49,277,055

Consolidated Statements of Comprehensive Income (Loss)	UMB Financial Corporation
(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net Income	$111,961	$42,934	$247,105	$158,801
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities:
Change in unrealized holding (losses) gains, net	(41,507)	(168,433)	21,139	(77,794)
Less: Reclassifications adjustment for gains included in net income	(54)	—	(4,192)	(8,509)

Change in unrealized (losses) gains on securities during the period	(41,561)	(168,433)	16,947	(86,303)
Change in unrealized gains (losses) on derivatives	30	7,161	(1,050)	(516)
Income tax benefit (expense)	18,674	61,218	(3,880)	32,995

Other comprehensive (loss) income	(22,857)	(100,054)	12,017	(53,824)

Comprehensive income (loss)	$89,104	$(57,120)	$259,122	$104,977

Consolidated Statements of Changes in Shareholders’ Equity	UMB Financial Corporation
(dollars in thousands, except per share data)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
(audited)
Balance - January 1, 2016	$55,057	$1,019,889	$1,033,990	$(3,718)	$(211,524)	$1,893,694
Total comprehensive income	—	—	158,801	(53,824)	—	104,977
Cash dividends ($0.99 per share)	—	—	(49,048)	—	—	(49,048)
Purchase of treasury stock	—	—	—	—	(16,367)	(16,367)
Issuance of equity awards	—	(3,011)	—	—	3,440	429
Recognition of equity based compensation	—	11,306	—	—	—	11,306
Sale of treasury stock	—	480	—	—	616	1,096
Exercise of stock options	—	3,417	—	—	12,398	15,815
Cumulative effect adjustment	—	1,338	(856)	—	—	482

Balance – December 31, 2016	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384

(unaudited)
Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	247,105	12,017	—	259,122
Cash dividends ($1.04 per share)	—	—	(51,882)	—	—	(51,882)
Purchase of treasury stock	—	—	—	—	(15,276)	(15,276)
Issuance of equity awards	—	(2,871)	—	—	3,343	472
Recognition of equity based compensation	—	12,844	—	—	—	12,844
Sale of treasury stock	—	608	—	—	512	1,120
Exercise of stock options	—	2,095	—	—	10,652	12,747

Balance – December 31, 2017	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)

(unaudited, dollars in thousands)	Three Months Ended December 31,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$11,084,716	4.40%	$10,346,023	3.96%
Securities:
Taxable	3,688,202	1.91	4,232,002	1.72
Tax-exempt	3,753,574	3.08	3,354,612	2.94

Total securities	7,441,776	2.50	7,586,614	2.26
Federal funds and resell agreements	181,933	2.32	208,581	1.47
Interest-bearing due from banks	587,181	1.34	365,512	0.62
Trading securities	43,388	4.21	50,925	2.18

Total earning assets	19,338,994	3.56	18,557,655	3.17
Allowance for loan losses	(100,344)		(91,833)
Other assets	1,485,075		1,454,616

Total assets	$20,723,725		$19,920,438

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$10,669,505	0.46%	$9,552,701	0.21%
Federal funds and repurchase agreements	1,424,380	1.01	1,899,196	0.37
Borrowed funds	76,626	3.97	76,831	3.42

Total interest-bearing liabilities	12,170,511	0.55	11,528,728	0.26
Noninterest-bearing demand deposits	6,180,293		6,193,787
Other liabilities	217,721		206,576
Shareholders’ equity	2,155,200		1,991,347

Total liabilities and shareholders’ equity	$20,723,725		$19,920,438

Net interest spread		3.01%		2.91%
Net interest margin		3.21		3.00

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)

(unaudited, dollars in thousands)	Year Ended December 31,
	2017		2016
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$10,843,642	4.25%	$9,992,874	3.87%
Securities:
Taxable	3,918,001	1.87	4,545,013	1.62
Tax-exempt	3,657,951	3.08	3,077,562	2.87

Total securities	7,575,952	2.45	7,622,575	2.12
Federal funds and resell agreements	190,074	1.95	188,572	1.44
Interest-bearing due from banks	351,293	1.10	410,163	0.57
Trading securities	57,013	3.28	42,437	1.85

Total earning assets	19,017,974	3.45	18,256,621	3.03
Allowance for loan losses	(97,231)		(85,201)
Other assets	1,475,685		1,421,265

Total assets	$20,396,428		$19,592,685

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$10,002,497	0.36%	$9,432,720	0.19%
Federal funds and repurchase agreements	2,095,111	0.85	2,005,631	0.33
Borrowed funds	76,301	4.90	85,658	3.79

Total interest-bearing liabilities	12,173,909	0.48	11,524,009	0.24
Noninterest-bearing demand deposits	5,936,172		5,906,021
Other liabilities	205,500		178,906
Shareholders’ equity	2,080,847		1,983,749

Total liabilities and shareholders’ equity	$20,396,428		$19,592,685

Net interest spread		2.97%		2.79%
Net interest margin		3.15		2.88

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended December 31, 2017
	Bank	Asset Servicing	Total
Net interest income	$142,544	$3,802	$146,346
Provision for loan losses	6,000	—	6,000
Noninterest income	82,966	23,067	106,033
Noninterest expense	160,202	22,357	182,559

Income before taxes	59,308	4,512	63,820
Income tax expense	15,838	625	16,463

Net income from continuing operations	$43,470	$3,887	$47,357

Average assets	$19,950,550	$773,450	$20,724,000

	Three Months Ended December 31, 2016
	Bank	Asset Servicing	Total
Net interest income	$128,869	$2,587	$131,456
Provision for loan losses	7,500	—	7,500
Noninterest income	75,246	22,984	98,230
Noninterest expense	147,006	20,841	167,847

Income before taxes	49,609	4,730	54,339
Income tax expense	9,951	988	10,939

Net income from continuing operations	$39,658	$3,742	$43,400

Average assets	$18,879,000	$1,041,000	$19,920,000

	Year Ended December 31, 2017
	Bank	Asset Servicing	Total
Net interest income	$546,000	$12,913	$558,913
Provision for loan losses	41,000	—	41,000
Noninterest income	328,550	95,012	423,562
Noninterest expense	616,883	88,246	705,129

Income before taxes	216,667	19,679	236,346
Income tax expense	49,522	3,848	53,370

Net income from continuing operations	$167,145	$15,831	$182,976

Average assets	$19,612,450	$783,550	$20,396,000

	Year Ended December 31, 2016
	Bank	Asset Servicing	Total
Net interest income	$484,716	$10,607	$495,323
Provision for loan losses	32,500	—	32,500
Noninterest income	309,889	92,622	402,511
Noninterest expense	582,719	84,026	666,745

Income before taxes	179,386	19,203	198,589
Income tax expense	40,406	4,549	44,955

Net income from continuing operations	$138,980	$14,654	$153,634

Average assets	$18,371,950	$1,221,050	$19,593,000

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income non-GAAP reconciliations:
(unaudited, dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income from continuing operations (GAAP)	$47,357	$43,400	$182,976	$153,634
Adjustments:
Fair value adjustments on contingent consideration (i)	—	—	—	67
Acquisition expenses (ii)	52	547	74	5,020
Non-acquisition severance expense (iii)	224	415	1,039	2,167
Tax-impact of adjustments (v)	(100)	(346)	(401)	(2,611)

Total Non-GAAP adjustments (net of tax)	176	616	712	4,643

Net operating income from continuing operations (Non-GAAP)	$47,533	$44,016	$183,688	$158,277

Earnings per share from continuing operations - diluted (GAAP)	$0.95	$0.87	$3.67	$3.12
Fair value adjustments on contingent consideration (i)	—	—	—	—
Acquisition expenses (ii)	—	0.01	—	0.10
Non-acquisition severance expense (iii)	—	0.01	0.02	0.04
Tax-impact of adjustments (v)	—	—	—	(0.05)

Operating earnings per share from continuing operations - diluted (Non-GAAP)	$0.95	$0.89	$3.69	$3.21

GAAP
Return on average assets	0.91%	0.87%	0.90%	0.78%
Return on average equity	8.72	8.67	8.79	7.74
Non-GAAP
Operating return on average assets	0.91%	0.88%	0.90%	0.81%
Operating return on average equity	8.75	8.79	8.83	7.98

Operating noninterest expense and operating efficiency ratio non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Noninterest expense	$182,559	$167,847	$705,129	$666,745
Adjustments to arrive at operating noninterest expense (pre-tax):
Fair value adjustments on contingent consideration (i)	—	—	—	67
Acquisition expenses (ii)	52	547	74	5,020
Non-acquisition severance expense (iii)	224	415	1,039	2,167

Total Non-GAAP adjustments (pre-tax)	276	962	1,113	7,254

Operating noninterest expense (Non-GAAP)	$182,283	$166,885	$704,016	$659,491

Noninterest expense	$182,559	$167,847	$705,129	$666,745
Less: Amortization of other intangibles	1,641	2,051	7,326	8,695

Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$180,918	$165,796	$697,803	$658,050

Operating noninterest expense	$182,283	$166,885	$704,016	$659,491
Less: Amortization of other intangibles	1,641	2,051	7,326	8,695

Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$180,642	$164,834	$696,690	$650,796

Net interest income (tax equivalent) (vi)	$156,583	$140,147	$598,392	$526,337
Noninterest income	106,033	98,230	423,562	402,511
Less: Gains on sales of securities available for sale, net	54	—	4,192	8,509

Total (Non-GAAP) (denominator A)	$262,562	$238,377	$1,017,762	$920,339

Efficiency ratio (numerator A/denominator A)	68.90%	69.55%	68.56%	71.50%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	68.80	69.15	68.45	70.71

Net income from discontinued operations-general operations non-GAAP reconciliation:	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss) from discontinued operations (GAAP)	$64,604	$(466)	$64,129	$5,167
Adjustments:
Divestiture expense (iv)	3,021	—	16,519	—
Non-acquisition severance expense (iii)	—	—	—	2,010
Gain on sale of discontinued operations (vii)	(103,644)	—	(103,644)	—
Marketing agent termination costs (viii)	—	2,725	—	2,725
Tax-impact of adjustments (v)	36,224	(981)	31,365	(1,705)

Total Non-GAAP adjustments (net of tax)	(64,399)	1,744	(55,760)	3,030

Net income from discontinued operations-general operations (Non-GAAP)	$205	$1,278	$8,369	$8,197

Earnings per share from discontinued operations—diluted	$1.30	$—	$1.29	$0.10
Divestiture expense (iv)	0.06	—	0.33	—
Non-acquisition severance expense (iii)	—	—	—	0.04
Gain on sale of discontinued operations (vii)	(2.08)	—	(2.08)	—
Marketing agent termination costs (viii)	—	0.05	—	0.06
Tax-impact of adjustments (v)	0.72	(0.02)	0.63	(0.03)

Total Non-GAAP adjustments (net of tax)	(1.30)	0.03	(1.12)	0.07

Earnings per share from discontinued operations-general operations—diluted (Non-GAAP)	$—	$0.03	$0.17	$0.17

(i)	Represents fair value adjustments to contingent consideration for the acquisitions of Reams.
(ii)	Represents expenses related to acquisitions and divestitures.
(iii)	Represents non-acquisition severance expense related to UMB-legacy employees as management excludes severance expense from its internal evaluation of company performance. Severance expense for Marquette-legacy employees is included in item (ii). Severance expense for Scout employees is included in item (iv)
(iv)	Represents expenses related to the divestiture of Scout.
(v)	Calculated using the company’s marginal tax rate of 36%.
(vi)	Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $10.3 million and $8.7 million for the three months ended December 31, 2017 and 2016, respectively. The amount of such adjustment was an addition to net interest income of $39.5 million and $31.0 million for the years ended December 31, 2017 and 2016, respectively.
(vii)	Represents the gain on the sale of Scout. As this gain does not represent income from the normal course of business, it is removed from the calculation of discontinued operations-general operations.
(viii)	Represents expenses related to the buy-out and termination of certain marketing and referral agreements in the company’s institutional investment management business.